UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DYNAMICS SPECIAL PURPOSE CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-2437900
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2875 El Camino Real Redwood City, California, 94061 United States of America	10017
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A common stock, par value $0.0001 per share	The Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:	333-255930
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of Class A common stock of Dynamics Special Purpose Corp. (the “Company”). The description of the shares of Class A common stock contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-255930) initially filed with the Securities and Exchange Commission on May 7, 2021, as amended (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description

3.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-255930), filed with the Securities and Exchange Commission on May 21, 2021).

3.2	Form of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-255930), filed with the Securities and Exchange Commission on May 21, 2021).

3.3	Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-255930), filed with the Securities and Exchange Commission on May 21, 2021).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-255930), filed with the Securities and Exchange Commission on May 21, 2021).

10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-255930), filed with the Securities and Exchange Commission on May 21, 2021).

10.5	Form of Registration and Stockholder Rights Agreement between the Registrant and certain securityholders (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Amendment No. 1 to Form S-1 (File No. 333-255930), filed with the Securities and Exchange Commission on May 21, 2021).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

DYNAMICS SPECIAL PURPOSE CORP.

By:	/s/ Mostafa Ronaghi
Name: Mostafa Ronaghi
Title: Chief Executive Officer and Director

Dated: May 25, 2021